EXHIBIT 99.1


[GRAPHIC OMITTED]


                                                CONTACTS:
                                                Charles Best
                                                Chief Financial Officer
                                                Biosource International, Inc.
                                                chuckb@biosource.com

                                                Aspasia Knox
                                                Investor Relations
FOR IMMEDIATE RELEASE                           (805) 383-5268
                                                aspasiaa@biosource.com


         BIOSOURCE INTERNATIONAL, INC. ANNOUNCES 2000 FINANCIAL RESULTS

CAMARILLO, CALIF.  - FEBRUARY 28, 2001

BioSource International, Inc. (NASDAQ:BIOI), announced today its operating results for the three and twelve months ended December 31, 2000. Net sales increased $839,000, or 12.2%, (16.5% after eliminating the $300,000 negative impact of foreign exchange) to $7.7 million for the three months ended December 31, 2000. Net sales for the twelve months ended December 31, 2000 increased $3.0 million, or 10.1 % (13.5 % eliminating the $986,000 negative impact of foreign exchange) to $32.2 million.

The Company achieved revenue growth of 20.6% in North America for the twelve months ended December 31, 2000 (23.0% for the quarter ended December 31, 2000 as compared to the similar quarter last year) from increased sales of assays, oligonucelotides, proteins, peptides and products related to signal transduction. European sales increased 0.6% in local currency for the twelve months ended December 31, 2000 (down 3.0% for the fourth quarter 2000 vs. the fourth quarter of 1999) as the growth in research products was offset by declines in clinical sales. Sales in the rest of the world increased 14.1% for the twelve months ended December 31, 2000 and 36.4% for the quarter ended December 31, 2000 as compared to similar periods in the prior year, due to higher sales of clinical products. The increase in clinical sales in the rest of the world is a result of the Company's effort to find new markets for it's clinical products in less developed geographical areas.

Gross profit margin was 49.6% and 57.8% for the three and twelve months ended December 31, 2000 as compared to 65.4% and 62.2% for the three and twelve months ended December 31, 1999. Items totaling $663,000 negatively impacting the gross profit margin for the three months ended December 31, 2000 and included $570,500 of inventory valuation adjustments


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and a $92,500 sales allowance for potential credits to a terminated distributor.
These adjustments reduced the gross profit margin percentage by 7.9% points and 1.9% points for the three and twelve months ended December 31, 2000, respectively. Gross profit margin percentage from 1999 to 2000 was also reduced due to foreign exchange (.04% points for the year and 0.5% points for the fourth quarter), higher unabsorbed overhead due to the disruption during the move to the new Camarillo facility, the additional on-going cost of the new leased facility, and raw material cost increases in the serum and media product line.

Selling, marketing, and administrative (SG&A) expenses were $4.5 million and $14.8 million for the three and twelve months ended December 31, 2000, as compared to $2.6 million and $9.2 million for the three and twelve months ended December 31, 1999, an increase of $1.9 million and $5.6 million, respectively. Included in the 2000 SG&A expenses were (i) a non-cash stock compensation charge of $946,000 ($340,000 for the fourth quarter); (ii) $1.3 million of severance cost ($441,000 for the fourth quarter); (iii) $745,000 of professional fees related to merger and acquisition work and legal cost related to an employee termination suit, ($590,000 for the fourth quarter); (iv) $534,000 related to the transition to a new senior management team ($151,000 for the fourth quarter); (v) $523,000 related to the withdrawal of the Company's follow on stock offering in April 2000; (vi) $120,000 increase in the reserve for bad debt and allowances in the fourth quarter and (vii) a fourth quarter reserve of $88,000 for a customer dispute. SG&A expenses before the $1.7 million and $4.2 million charges described above for the three and twelve months ended December 31, 2000, respectively, increased $157,000 and $1.3 million for the three and twelve months ended December 31, 2000, as compared to 1999, reflecting the Company's investment in its infrastructure.

Research and Development expense was $1.0 and $3.6 million for the three and twelve months ended December 31, 2000 as compared to $1.0 and $3.3 million for the three and twelve months ended December 31, 1999. The increase in the year reflects the Company's focus on new product development.

The tax rate for the three and twelve months ended December 31, 2000 benefited from R&D and other tax credits which resulted in a higher then normal benefit rate for the periods. The fourth quarter of 1999 benefited from an adjustment in the effective tax rate calculation from the utilization of prior operating losses in the European subsidiaries for the year resulting in a benefit provision for the quarter.

For the three and twelve months ended December 31, 2000, the Company reported a net loss available to common stockholders of $(0.11) and $(0.47) respectively. Included in the net loss available to common stockholders for the twelve months ended December 31, 2000, is $(0.45) per share charge related to preferred stock that was automatically converted into common stock on September 20, 2000. The impact of the $2.4 million and $4.9 million charges described above were $0.14 and $0.36 per share for the three and twelve months ended December 31, 2000, respectively. Net income per share, excluding goodwill amortization and the $2.4 million and $4.9 million charges described above, on a fully diluted basis, would be


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$0.08 and $0.42 for the three and twelve months ended December 31, 2000 as compared to $0.15 and $0.59 for the three and twelve months ended December 31, 1999, respectively. Chairman, President and CEO Russell D. Hays summarized 2000 as a year of transition for BioSource. Mr. Hays, who joined the Company in September 2000, stated that "the key accomplishments for the year included:

o Focusing the Company strategically in functional genomics and proteomics o Development of a new management team

o    Improvement in the Company's equity position

o    Investing in infrastructure, i.e.: manufacturing, R&D, marketing and sales

o Proactively pursuing strategic acquisitions and partnerships to build critical mass

o    Implementing a rigorous management process of execution

The Company will conduct a conference call at 8:00a.m. PDT/11:00 a.m. EDT. All interested parties may call (212) 676-5038, reservation number 18142448 to participate in the call. The conference call will be available for playback for 24 hours. To access the playback, call (800) 633-8284, enter reservation number 18142448.

                                   ##########

BioSource International, Inc. is a broad based life sciences company focused on providing integrated solutions in the areas of functional genomics, proteomics, and drug discovery through the development, manufacturing, marketing and distribution of unique biologically active reagent systems which facilitate, enable and accelerate pharmaceutical development and biomedical research.

This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. For these statements, we claim the safe harbor for "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, our ability to expand our product offerings and any transition to new products, product quality and availability, any change in business conditions, changes in our sales strategy and product development plans, competitive pricing pressures, continued market acceptance of our products, name recognition of our products, delays in the development of new technology, intellectual property and proprietary rights may not be valid or infringe the rights of others, changes in customer buying patterns issues, one-time events and other important factors disclosed previously and from time to time our filings with the Securities and Exchange Commission. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. In addition, readers are urged to consider statements that include the terms


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"believes," "belief," "expects," "plans," "objectives," "anticipates,"
"intends," "targets," "projections", or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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


                 BIOSOURCE INTERNATIONAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
            THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2000 AND 1999
                  (Amounts in thousands, except per share data)


                                                             THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                                DECEMEBER 31,                 DECEMBER 31,
                                                           ------------------------    ------------------------
                                                              2000          1999          2000         1999
                                                           ----------    ----------    ----------    ---------
                                                                 (Unaudited)
                                                           ------------------------
Net sales                                                $   7,719.3       6,880.6      32,209.6     29,257.0
Cost of sales                                                3,888.9       2,379.5      13,599.5     11,070.5
                                                           ----------    ----------    ----------    ---------
    Gross profit                                             3,830.4       4,501.1      18,610.1     18,186.5

Operating expenses:
    Research and development                                   982.1         954.1       3,575.4      3,315.4
    Sales and marketing                                      1,617.6       1,378.4       5,682.8      4,736.9
    General and administrative                               2,887.6       1,239.6       9,070.7      4,460.3
    Amortization of intangibles                                274.5         302.9       1,092.6      1,060.7
                                                           ----------    ----------    ----------    ---------
         Total operating expenses                            5,761.8       3,875.0      19,421.5     13,573.3
                                                           ----------    ----------    ----------    ---------
Operating income (loss)                                     (1,931.4)        626.1        (811.4)     4,613.2

Interest income (expense), net                                 144.8        (230.2)        (35.2)      (970.1)
Other income (expense), net                                     60.3        (178.5)        107.7        (46.1)
                                                           ----------    ----------    ----------    ---------
Income (loss) before income taxes (benefit)                 (1,726.3)        217.4        (738.9)     3,597.0
Income tax expense (benefit)                                  (632.9)       (633.8)       (573.0)        19.6
                                                           ----------    ----------    ----------    ---------
        Net income (loss)                                   (1,093.4)        851.2        (165.9)     3,577.4

Redeemable preferred stock dividend and
   accretion of beneficial conversion feature                      -             -      (3,853.4)           -
                                                           ----------    ----------    ----------    ---------
Net income (loss) available to common stockholders       $  (1,093.4)        851.2      (4,019.3)     3,577.4
                                                           ==========    ==========    ==========    =========
                                                                   -             -             -            -
Net income (loss) available to common stockholders
    per share:
    Basic                                                $     (0.11)         0.12         (0.47)        0.49
                                                           ==========    ==========    ==========    =========
    Diluted                                              $     (0.11)         0.11         (0.47)        0.46
                                                           ==========    ==========    ==========    =========
Shares used to compute net income (loss) available
    to common stockholders per share:
    Basic                                                   10,324.3       7,245.0       8,583.8      7,234.7
                                                           ==========    ==========    ==========    =========
    Diluted                                                 10,324.3       7,840.0       8,583.8      7,832.9
                                                           ==========    ==========    ==========    =========


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                 BIOSOURCE INTERNATIONAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999
                (Amounts in thousands, except for share amounts)

                                                                                2000           1999
                                                                             -----------    ------------
                                 ASSETS
Current assets:
   Cash and cash equivalents                                               $   10,632.6         4,644.5
   Accounts Receivable, net                                                     5,611.2         5,088.9
   Inventories, net                                                             6,693.0         6,015.3
   Prepaid expenses and other current assets                                    1,261.4           578.7
   Deferred income taxes                                                        2,222.0         1,997.8
                                                                             -----------    ------------
                               Total current assets                            26,420.2        18,325.2

Property and equipment, net                                                     4,353.0         5,392.6
Intangible assets, net                                                         12,751.5        13,816.3
Other assets                                                                      382.4           819.3
Deferred tax assets                                                             6,457.1         1,868.4
                                                                             -----------    ------------
                                                                           $   50,364.2        40,221.8
                                                                             ===========    ============
                  LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities:
   Notes payable to banks, current portion                                 $          -         2,754.4
   Accounts payable                                                             3,275.1         2,067.6
   Accrued expenses                                                             2,687.7         1,923.8
   Deferred income                                                                314.2           369.0
   Income tax payable                                                              41.1           225.5
                                                                             -----------    ------------
                               Total current liabilities                        6,318.1         7,340.3

Notes payable to banks, less current portion                                          -        11,459.3
                                                                             -----------    ------------
                               Total liabilities                                6,318.1        18,799.6

Commitments and contingencies

   Series B redeemable preferred stock, $.001 par value.
    Authorized 1,000,000 shares on February 15, 2000;
    none issued and outstanding as of December 31, 2000

Stockholders' equity:

Common stock, $.001 par value. Authorized 20,000,000 shares:
      issued 10,616,320 shares and outstanding 10,326,458
      shares at December 31, 2000; issued 7,711,716 shares and
      outstanding 7,425,716 shares at December 31, 1999                            10.3             7.4
Additional paid-in capital                                                     49,303.9        22,025.9
Retained earnings (deficit)                                                    (3,071.1)          948.1
Accumulated other comprehensive loss                                           (2,197.0)       (1,559.2)
                                                                             -----------    ------------
                               Net stockholders' equity                        44,046.1        21,422.2
                                                                             -----------    ------------
                                                                           $   50,364.2        40,221.8
                                                                             ===========    ============


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